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WINSONIC

[On the Front End of Technology]

101 Marietta Street, Suite 2600
Atlanta, Ga. 30303
Tel: 404-230-5705 Fax: 404-230-5710

July 14, 2008

Edward Taylor
Managing Partner
Hallmark Investments
420 Lexington Avenue, Suite 800
New York, NY 10170

Dear Mr. Johnson:

Reference is made to the agreement (the "Agreement"), effective April 2, 2008, between Winsonic Digital Media Group Ltd., a Nevada corporation (the "Company") and Hallmark Investments, Inc. (the "Placement Agent"). The parties agree to terminate the Agreement as set forth in this letter agreement.

Notwithstanding anything to the contrary contained in the Agreement, the Placement Agent and the Company agree to terminate the Agreement, effective as of June 30, 2008, with Sections 4.6 of the Agreement not surviving the termination of the Agreement and becoming null and void as of such date. And the Placement Agent and the Company agree to amend Section 4.7 of the Agreement to read:

> 4.7 *In addition, the Company agrees that in the event the Company secures financing from any person or entity, introduced to as a potential source of financing for the Company by the Placement Agent during the eighteen (18) month period commencing on the later of: 1) termination of this Agreement; or 2) the most recent funding date, the Company shall pay the Placement Agent seven percent (7%) of the gross proceeds of such amount as a commission as described in Section 4.4.1 hereof, and the Company shall issue warrants to the Placement Agent, or its assignees, as described in Section 4.4.3 herein. The Placement Agent will identify said sources in writing on Schedule 1 attached hereto no later than fifteen (15) days after termination of this engagement.*

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In addition, the Placement Agent and the Company agree that the the Placement Agent will ha[illegible] 15 days from the date of signing this termination agreement, to provide Schedule 1 reference[illegible] above in the amended Section 4.7 fax or registered letter to the Company.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this letter agreement to be executed by the duly authorized officers on the dates indicate

HALLMARK INVESTMENTS, INC.	WINSONIC DIGITAL MEDIA GROUP, L[illegible]
Edward Taylor	
By: EDWARD TAYLOR	By:
Its: MANAGING Partner	Its: CHAIRMAN / CEO
Date: July 16, 2008	Date: July 17, 2008